Axos Financial, Inc. Announces Redemption of Subordinated Notes
6.25% Notes due February 28, 2026 will be redeemed on March 31, 2021

SAN DIEGO, CA – (BUSINESSWIRE) – February 24, 2021 – Axos Financial, Inc. (NYSE: AX) (“Axos” or the "Company”), parent of Axos Bank (the “Bank”), announced today that the Company exercised its option to redeem (the “Redemption”) all of the issued and outstanding 6.25% Fixed-to-Floating Rate Subordinated Notes due February 28, 2026 (the “Notes”). The Notes, with an aggregate principal amount of $51 million, will be redeemed on March 31, 2021 (“Redemption Date”) at 100% of their principal amount, plus accrued and unpaid interest, if any, up to, but excluding, the Redemption Date. The Notes will no longer trade on the New York Stock Exchange (“NYSE”) after the Redemption Date.

This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. These Notes are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any governmental agency. For more information regarding the Redemption, please contact the Company’s trustee, U.S. Bank, at 1-800-934-6802.

About Axos Financial, Inc. and Subsidiaries

Axos Financial, Inc. is the holding company for Axos Bank, a nationwide bank that provides consumer and business banking products through its low-cost distribution channels and affinity partners. With approximately $14.4 billion in assets, Axos Bank provides consumer and business banking products through its low-cost distribution channels and affinity partners. Axos Clearing LLC and Axos Invest, Inc., provide comprehensive securities clearing services to introducing broker-dealers and registered investment advisor correspondents and digital investment advisory services to retail investors, respectively. Axos Financial, Inc.’s common stock is listed on the NYSE under the symbol “AX” and is a component of the Russell 2000® Index, the KBW Nasdaq Financial Technology Index, and the S&P SmallCap 600® Index. For more information on Axos Bank, please visit axosbank.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to Axos’ financial prospects and other projections of its performance, specifically the redemption of the Notes. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation uncertainties surrounding the severity, duration, and effects of the COVID-19 pandemic, Axos’ ability to successfully integrate acquisitions and realize the anticipated benefits of the transactions, changes in the interest rate environment, inflation, government regulation, general economic conditions, conditions in the real estate markets in which we operate, risks associated with credit quality, the outcome and effects of pending class action litigation filed against the Company and other factors beyond our control. These and other risks and uncertainties detailed in Axos’ periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Axos undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Johnny Lai, CFA
VP, Corporate Development and Investor Relations
Axos Financial, Inc.
Phone: 1-858-649-2218
Email: jlai@axosfinancial.com